UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 INTEGRYS ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State of incorporation or organization)	39-1775292 (IRS Employer Identification No.)

130 East Randolph Street Chicago, Illinois (Address of principal executive offices)	60601-6207 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Junior Subordinated Notes due 2073	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-183172

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.        Description of Registrant’s Securities to be Registered.
The description of the 6.00% Junior Subordinated Notes due 2073 (the “Junior Subordinated Notes”) of Integrys Energy Group, Inc. (the “Company”) to be registered hereunder is incorporated herein by reference to the description included (i) under the caption “Description of Debt Securities” in the prospectus, dated August 9, 2012, included as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-183172), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 9, 2012 (the “Registration Statement”), and (ii) under the caption “Description of the Junior Subordinated Notes” in the final prospectus supplement, dated August 12, 2013, filed with the Commission pursuant to Rule 424(b) under the Securities Act and included as part of the Registration Statement. Any prospectus supplement or prospectus or any amendment to the Registration Statement that includes a description of the Junior Subordinated Notes and that is subsequently filed by the Company is also hereinafter incorporated by reference herein.

Item 2. Exhibits.

(4.1) Subordinated Indenture, dated as of November 13, 2006, between Integrys Energy Group, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to Registration Statement No. 333-133194 filed on December 4, 2006).

(4.2) Second Supplemental Indenture, dated as of August 15, 2013, between Integrys Energy Group, Inc. and U.S. Bank National Association, as Trustee.
(4.3) Form of 6.00% Junior Subordinated Note due 2073 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
INTEGRYS ENERGY GROUP, INC.

Date: August 14, 2013                 By: /s/ William J. Guc
William J. Guc
Vice President and Treasurer

INTEGRYS ENERGY GROUP, INC.
FORM 8-A
EXHIBIT INDEX

Exhibit Number	Description
[NOTE— Integrys Energy Group, Inc.’s file number for reports filed pursuant to the Securities Exchange Act of 1934 is 1-11337.]
(4.1) Subordinated Indenture, dated as of November 13, 2006, between Integrys Energy Group, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4(c) to Amendment No. 1 to Registration Statement No. 333-133194 filed on December 4, 2006).

(4.2) Second Supplemental Indenture, dated as of August 15, 2013, between Integrys Energy Group, Inc. and U.S. Bank National Association, as Trustee.
(4.3) Form of 6.00% Junior Subordinated Note due 2073 (included in Exhibit 4.2).